Exhibit 25.1

      ___________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549
                           ________________________

                                   FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  ___________________________________________

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
               A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                   ________________________________________

                                 CHEMICAL BANK
              (Exact name of trustee as specified in its charter)

              NEW YORK                                 13-4994650
       (State of incorporation                      (I.R.S. employer
       if not a national bank)                     identification No.)

          270 PARK AVENUE
        NEW YORK, NEW YORK                                10017
(Address of principal executive offices)                (Zip Code)


                              William H. McDavid
                                General Counsel
                                270 Park Avenue
                           New York, New York 10017
                             Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)

           _________________________________________________________

                              CHEVRON CORPORATION
              (Exact name of obligor as specified in its charter)

             DELAWARE                                  94-0890210
(State or other jurisdiction of                     (I.R.S. employer
incorporation or organization)                     identification No.)

          225 BUSH STREET
     SAN FRANCISCO, CALIFORNIA                            94104
(Address of principal executive offices)                (Zip Code)

                  ___________________________________________
                                DEBT SECURITIES
                      (Title of the indenture securities)
          __________________________________________________________
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                                    GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department, State House, Albany, New York 12110.

              Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.


Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.



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Item 16. List of Exhibits

         List below all exhibits filed as a part of this Statement of Eligibility.

         1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

         2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

         3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

         4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

         5.  Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

         7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not applicable.

         9.  Not applicable.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 29th day of MARCH, 1995.

                                       CHEMICAL BANK


                                       By     /s/ T. J. FOLEY
                                         -----------------------------
                                                  T. J. Foley
                                                 Vice President

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                             Exhibit 7 to Form T-1


                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                 Chemical Bank
                 of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                at the close of business December 31, 1994, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                DOLLAR AMOUNTS
                          ASSETS                                  IN MILLIONS


Cash and balances due from depository institutions:
    Noninterest-bearing balances and
    currency and coin ..................................             $  6,291
    Interest-bearing balances ..........................                5,484
Securities:  ...........................................
Held to maturity securities.............................                6,313
Available for sale securities...........................               16,699
Federal Funds sold and securities purchased under
    agreements to resell in domestic offices of the
    bank and of its Edge and Agreement subsidiaries,
    and in IBF's:
    Federal funds sold .................................                1,922
    Securities purchased under agreements to resell ....                    0
Loans and lease financing receivables:
    Loans and leases, net of unearned income     $66,724
    Less: Allowance for loan and lease losses      1,909
    Less: Allocated transfer risk reserve ...        113
                                                 -------
    Loans and leases, net of unearned income,
    allowance, and reserve .............................               64,702
Assets held in trading accounts ........................               25,685
Premises and fixed assets (including capitalized
    leases).............................................                1,409
Other real estate owned ................................                  248
Investments in unconsolidated subsidiaries and
    associated companies................................                  150
Customer's liability to this bank on acceptance
    outstanding ........................................                1,064
Intangible assets ......................................                  535
Other assets ...........................................                5,240
                                                                     --------
TOTAL ASSETS ...........................................             $135,742
                                                                     ========

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                      LIABILITIES

Deposits
    In domestic offices ................................              $47,044
    Noninterest-bearing .........................$16,782
    Interest-bearing ............................ 30,262
                                                 -------
    In foreign offices, Edge and Agreement subsidiaries,
    and IBF's ..........................................               31,227
    Noninterest-bearing .........................$   124
    Interest-bearing ............................ 31,103
                                                  ------
Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
    of its Edge and Agreement subsidiaries, and in IBF's
    Federal funds purchased ............................               12,222
    Securities sold under agreements to repurchase .....                1,428
Demand notes issued to the U.S. Treasury ...............                1,105
Trading liabilities ....................................               17,412
Other Borrowed money:
    With original maturity of one year or less .........                7,500
    with original maturity of more than one year .......                  916
Mortgage indebtedness and obligations under capitalized
    leases .............................................                   22
Bank's liability on acceptances executed and outstanding                1,081
Subordinated notes and debentures ......................                3,410
Other liabilities ......................................                5,205

TOTAL LIABILITIES ......................................              128,572
                                                                      -------

                     EQUITY CAPITAL

Common stock ...........................................                  620
Surplus ................................................                4,501
Undivided profits and capital reserves .................                2,461
Net unrealized holding gains (Losses)
on available-for-sale securities .......................                 (410)
Cumulative foreign currency translation adjustments ....                   (2)

TOTAL EQUITY CAPITAL ...................................                7,170
                                                                     --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
    STOCK AND EQUITY CAPITAL ...........................             $135,742
                                                                     ========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                     JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                   WALTER V. SHIPLEY       )
                   EDWARD D. MILLER        )DIRECTORS
                   WILLIAM B. HARRISON     )

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